Exhibit 23.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 18, 2024, relating to the consolidated financial statements of Cheetah Net Supply Chain Service Inc., appearing in its Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

March 28, 2024